Exhibit 10.14

AMENDMENT NO. 1

TO

UP TO $148,000,000 SENIOR SECURED CREDIT AGREEMENT

Dated as of December 31, 2014,

among

BALTIC TRADING LIMITED

as Borrower,

AND

THE VARIOUS LENDERS LISTED ON SCHEDULE I THERETO,

as Lenders,

AND

NORDEA BANK FINLAND PLC, NEW YORK BRANCH

as Administrative Agent and as Security Agent

AND

NORDEA BANK FINLAND PLC, NEW YORK BRANCH and SKANDINAVISKA ENSKILDA BANKEN AB (PUBL)

as Mandated Lead Arrangers

AND

NORDEA BANK FINLAND PLC, NEW YORK BRANCH

as Bookrunner

Dated as of July 14, 2015

AMENDMENT NO. 1 TO SENIOR SECURED CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO SENIOR SECURED CREDIT AGREEMENT (this “Amendment”) is dated as of July 14, 2015, by and among (1) BALTIC TRADING LIMITED, a company incorporated under the laws of the Republic of the Marshall Islands (the “Borrower”), (2) the Lenders party hereto from time to time (the “Lenders”), (3) NORDEA BANK FINLAND PLC, NEW YORK BRANCH (“Nordea”) and SKANDINAVISKA ENSKILDA BANKEN AB (PUBL), as Mandated Lead Arrangers (the “Lead Arrangers”),(4) NORDEA, as Administrative Agent (in such capacity, the “Administrative Agent”) and as Security Agent under the Security Documents (in such capacity, the “Security Agent”), and (5) NORDEA, as bookrunner (the “Bookrunner”), and amends and is supplemental to the Senior Secured Credit Agreement, dated as of December 31, 2014, entered into by and among the Borrower, the Lenders, the Lead Arrangers, the Administrative Agent, the Security Agent and the Bookrunner (the “Original Agreement” and as further amended hereby, the “Credit Agreement”).

W I T N E S S E T H  T H A T:

WHEREAS, the Borrower has entered into an Agreement and Plan of Merger (the “Genco Merger Agreement”) with Genco Shipping & Trading Limited (“Genco”) and Poseidon Merger Sub Limited (“Merger Sub”), dated as of April 7, 2015 pursuant to which Merger Sub will be merged with and into the Borrower, with the Borrower being the surviving entity and Genco will be the sole shareholder of the Borrower as so merged (the “Genco Merger”);

WHEREAS, the Borrower is seeking the Lenders’ consent to waive application of certain of the covenants in the Original Agreement and to agree to certain other modifications under the Original Agreement;

WHEREAS, upon the consummation of the Genco Merger, Genco shall guarantee the obligations under the Credit Documents as a parent guarantor via the Parent Guaranty (as defined herein);

WHEREAS, subject to and upon the terms and conditions herein set forth, the Lenders are willing to consent to the waiver request and to the amendments to the Original Agreement as provided for herein;

NOW, THEREFORE, in consideration of the premises and such other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, it is hereby agreed as follows:

1.     Definitions.  Unless otherwise defined herein, words and expressions defined in the Original Agreement have the same meanings when used herein.

2.     Representations and Warranties.  The Borrower hereby represents and warrants that as of the date hereof, each and every representation and warranty made in the Original Agreement and the Note (updated mutatis mutandis) are true and correct in all material respects (it being understood and agreed that any such representation or warranty which by its terms is made as of a specified date, or is only applicable as of the Initial Borrowing Date, shall; be required to be true and correct in all material respects only as of such specified date).

3.     No Defaults.  The Borrower hereby represents and warrants that as of the date hereof, after giving effect to this Amendment, there exists no Event of Default or any condition which, with the giving of notice or passage of time, or both, would constitute an Event of Default.

4.     Performance of Covenants.  Each of the Borrower and the other Obligors hereby reaffirms that it has duly performed and observed the covenants and undertakings set forth in the Original Agreement, the Note and the Security Documents on its part to be performed, and covenants and undertakes to continue duly to perform and observe such covenants and undertakings, other than, in each case, as waived hereby, so long as the Credit Agreement, as may be amended or supplemented from time to time, shall remain in effect.

5.     Waiver/Consent.  Subject to the satisfaction by the Borrower and/or Genco of all of the requirements set forth in this Amendment (including the conditions precedent set forth in Section 8) and each Obligor’s continued compliance with the provisions contained in the Credit Agreement and the other Credit Documents, the Lenders hereby consent to the Genco Merger and waive any breach of Sections 7.20, 8.08(b), 8.12 (to the extent resulting solely from the termination of the Management Agreement) and 9.19 of the Original Agreement as may be necessary to give full effect to the waiver and consent set forth in this Section 5.

6.     Amendments to the Original Agreement.  Subject to the terms and conditions of this Amendment, the Original Agreement is hereby amended and supplemented as follows:

(a)                                 All references to “this Agreement” shall be deemed to refer to the Original Agreement, as amended hereby;

(b)                                 Section 1 of the Original Agreement is hereby amended by amending and restating the following definitions:

“Change of Control” shall mean:

(a)           if the Borrower ceases to own directly or indirectly, 100% of the capital stock or other equity interest in any Subsidiary Guarantor other than subsequent to the sale of the Collateral Vessel owned by such Subsidiary Guarantor and the prepayment of the Loan or reduction of the Revolving Loan Facility required hereby; and/or

(b)           Prior to the consummation of the Genco Merger, (i) if any person, or group of persons, acting in concert, other than one or more of the Permitted Holders, shall at any time become the owner, directly or indirectly, beneficially or of record, of shares representing more than 30% of the outstanding voting or economic equity interest of the Borrower or control the appointment of members of the board of directors of the Borrower, unless the new shareholder(s) is/are acceptable to the Lenders, or (ii) if the Permitted Holders, collectively, cease to be the owner, directly or indirectly, beneficially or of record, of shares representing more than 30% of the outstanding voting interests of the Borrower;

(c)           following the consummation of the Genco Merger, Genco ceases to own, directly or indirectly, 100% of the capital stock or other equity interest in the Borrower; and/or

(d)           following the consummation of the Genco Merger, in respect of Genco:

(i) the sale, lease or transfer of all or substantially all of Genco’s assets to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act),

(ii) the liquidation or dissolution of Genco,

(iii) any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), other than one or more of the Permitted Holders, shall at any time become the owner, directly or indirectly, beneficially or of record, of shares representing more than 30% of the outstanding voting or economic equity interests of Genco or control the appointment of members of the board of directors of Genco, unless the new shareholder(s) is/are acceptable to the Lenders, or

(iv) the replacement of a majority of the directors on the board of directors of Genco over a two-year period from the directors who constituted the board of directors of Genco at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the board of directors of Genco then still in office who either were members of such board of directors at the beginning of such period or whose election as a member of such board of directors was previously so approved; or

(v) a “change of control” or similar event shall occur as provided in any outstanding Financial Indebtedness of Genco (or the documentation governing the same).

“Consolidated Tangible Net Worth” shall mean (i) the Net Worth of the Borrower and each of its Subsidiaries or (ii) following the consummation of the Genco Merger, the Net Worth of Genco and each of its Subsidiaries, in each case, determined on a consolidated basis in accordance with GAAP after appropriate deduction for any minority interest in Subsidiaries.

“Guaranty” shall mean, collectively, the guaranty substantially in the form of Exhibit C hereto to be executed by each Subsidiary Guarantor and following the consummation of the Genco Merger, the Parent Guaranty.

“Material Adverse Effect” shall mean any event, change or condition that, individually or taken as a whole has had or could reasonably be expected to have a material adverse effect (v) on the rights or remedies of the Lender Creditors, (w) on the ability of the Borrower or any Subsidiary Guarantor, or the Borrower and its Subsidiaries taken as a whole (or, following the consummation of the Genco Merger, on the ability of Genco, the Borrower or any Subsidiary Guarantor, or Genco and its Subsidiaries taken as a whole, to perform its or their obligations to the Lender Creditors), (x) with respect to the Transaction or (y) on the property, assets, operations, liabilities, condition (financial or otherwise), or prospects of the Borrower or any Subsidiary Guarantor, or the Borrower and its Subsidiaries taken as a whole (or, following the consummation of the Genco Merger, of Genco, the Borrower or any Subsidiary Guarantor, or Genco and its Subsidiaries taken as a whole).

“Obligors” shall mean the Borrower, each Subsidiary Guarantor and following the consummation of the Genco Merger, Genco and “Obligor” shall mean any one of them.

“Permitted Holders” shall mean (a) prior to the consummation of the Genco Merger, Genco or (b) following the consummation of the Genco Merger, (i) Mr. Peter Georgiopoulos (including his immediate family members and trusts to which he or such family members hold a beneficial interest), (ii) any corporation or any other entity directly or indirectly controlled by Mr. Peter Georgiopoulos and (iii) any person or group (as such term is used in Section 13(d) of the Exchange Act) who at the time of the consummation of the Genco Merger owns, directly or indirectly, beneficially or of record, shares representing more than thirty percent of the voting or economic equity interests of Genco, any affiliate of any person, and any member of such group or affiliate of such member.

(c)                                  Section 1 of the Original Agreement is hereby amended by adding the following definitions in the correct alphabetical order:

“Amendment No. 1” shall mean the Amendment No. 1 to Senior Secured Credit Agreement, dated as of July 14, 2015.

“Amendment No. 1 Effective Date” shall mean the date upon which the conditions precedent under the Amendment No. 1 shall have been satisfied or duly waived.

“Genco Existing ABN Amro Credit Agreement” shall mean that certain secured loan agreement, dated April 7, 2015, among Genco Commodus Limited, Genco Maximus Limited, Genco Claudius Limited, Genco Hunter Limited, Genco Warrior Limited, each as original borrower, Genco as guarantor, certain banks and financial institutions party thereto as lenders from time to time, ABN Amro Capital USA LLC as agent and security trustee (as such document is amended, supplemented or otherwise modified prior to the Amendment No. 1 Effective Date).

“Genco Existing Credit Agreements” shall mean the Genco Existing DB Credit Agreement, the Genco Existing Credit Agricole Credit Agreement, the Genco Existing ABN Amro Credit Agreement and the Genco Existing DVB Credit Agreement.

“Genco Existing DB Credit Agreement” shall mean that certain $253,000,000 secured loan agreement, dated August 20, 2010, among Genco, as borrower, certain guarantors party thereto, certain banks and financial institutions party thereto as lenders from time to time, Deutsche Bank Luxembourg S.A. as agent and Deutsche Bank AG Filiale Deutschlandgeschaft as security trustee (as such document is amended, supplemented or otherwise modified prior to the Amendment No. 1 Effective Date).

“Genco Existing DVB Credit Agreement” shall mean that certain $44,000,000 secured loan agreement, dated December 3, 2013, among Baltic Tiger Limited, Baltic Lion Limited, each as borrower, Genco as guarantor and DVB Bank SE, as lender, agent and security agent (as such document is amended, supplemented or otherwise modified prior to the Amendment No. 1 Effective Date).

“Genco Existing Credit Agricole Credit Agreement” shall mean shall mean that certain amended and restated loan agreement in a total amount of up to $100,000,000, dated July 9, 2014, among Genco, as borrower, certain guarantors party thereto, certain banks and financial institutions party thereto as lenders from time to time, Credit Agricole Corporate and Investment Bank as agent and security trustee (as such document is amended, supplemented or otherwise modified prior to the Amendment No. 1 Effective Date).

“Genco Merger” shall have the meaning provided in the Amendment No. 1.

“Parent Guaranty” shall have the meaning provided in the Amendment No. 1.

(d)                                 Section 4.02(f) of the Original Agreement is hereby amended by replacing the phrase “60 days” with the phrase “30 days”.

(e)                                  Section 6.14 of the Original Agreement is hereby amended by adding the phrase “and following the consummation of the Genco Merger, Genco” after the word “Subsidiaries”.

(f)                                   Sections 7.01(a) of the Original Agreement is hereby amended by amending and restating such Section as follows:

Quarterly Financial Statements.  (i) Commencing with the quarter ending December 31, 2014, within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Borrower, the unaudited consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income and cash flows, in each case for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, and in each case, setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be certified by an Authorized Officer of the Borrower, subject to normal year-end audit adjustments, or (ii) following the consummation of the Genco Merger, within 45 days (or, if applicable, such shorter period as the SEC shall specify for the filing of Quarterly Reports on Form 10-Q if Genco is required to file such a Quarterly Report) after the end of each of the first three fiscal quarters of each fiscal year, a consolidated balance sheet and related statements of operations and cash flows showing the financial position of Genco and its Subsidiaries as of the close of such fiscal quarter and the consolidated results of its operations during such fiscal quarter and the then-elapsed portion of the fiscal year and setting forth in comparative form the corresponding figures for the corresponding periods of the prior fiscal year, all of which shall be in reasonable detail and which consolidated balance sheet and related statements of operations and cash flows shall be certified by a senior financial officer of Genco on behalf of Genco as fairly presenting, in all material respects, the financial position and results of operations of Genco and its Subsidiaries on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes).

(g)                                  Section 7.01(b) of the Original Agreement is hereby amended by amending and restating such Section as follows:

Annual Financial Statements.  (i) Within 90 days after the close of each fiscal year of the Borrower, the audited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and statement of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and certified by Deloitte and Touche LLP or other independent certified public accountants of recognized national standing (including shipping sector specialists) reasonably acceptable to the Administrative Agent, together with a report of such accounting firm stating that in the ordinary course of its regular audit of the financial statements of the Borrower and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default pursuant to Section 8.07, which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof, or (ii) following the consummation of the Genco Merger, within 90 days (or, if applicable, such shorter period as the SEC shall specify for the filing of Annual Reports on Form 10-K if the Borrower is required to file such an Annual Report) after the end of each fiscal year, a consolidated balance sheet and related statements of operations, cash flows and owners’ equity showing the financial position of Genco and its Subsidiaries as of the close of such fiscal year and the consolidated results of its operations during such fiscal year and setting forth in comparative form the corresponding figures for the prior fiscal year, which consolidated balance sheet and related statements of operations, cash flows and owners’ equity shall be audited by independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present, in all material respects, the financial position and results of operations of Genco and its Subsidiaries on a consolidated basis in accordance with GAAP.

(h)                                 Section 7.01(e) of the Original Agreement is hereby amended by inserting the phrase “(or, following the consummation of the Genco Merger, Genco)” after the phrase “the Borrower” in each occurrence thereof.

(i)                                     Section 7.20 of the Original Agreement is hereby amended by amending and restating such Section as follows:

The Borrower (or following the date that Genco effects its listing as required by the Amendment No. 1, Genco) shall maintain its listing on the New York Stock Exchange or such other reputable international stock exchange approved by the Administrative Agent (acting on the instructions of the Required Lenders) in writing, such approval not to be unreasonably withheld or delayed.

(j)                                    Section 8.02 of the Original Agreement is hereby amended by deleting the word “and” at the end of clause (f) therein, replacing the period at the end of clause (g) with the phrase “; and”, and adding a new clause (h) thereto to read as follows:

following the consummation of the Genco Merger, the Borrower may transfer its ownership interests in any of the Subsidiary Guarantors to Genco, so long as (i) no Default or Event of Default has occurred and is continuing and (ii) all actions and documentation necessary or desirable to protect, preserve and maintain the guaranty obligations of the relevant Subsidiary Guarantor and the security interest and Lien of the Security Agent (and the priority thereof) in the Collateral so transferred to Genco are taken to the satisfaction of the Administrative Agent in its sole discretion (acting at the instruction of the Required Lenders).

(k)                                 Section 8.03 of the Original Agreement is hereby amended by amending and restating such Section as follows:

The Borrower (or following the consummation of the Genco Merger, Genco and the Borrower) will not, and will not permit any of the Subsidiary Guarantors to, authorize, declare or, pay any Dividends, except that:

(a)           any Subsidiary Guarantor may pay Dividends to the Borrower and following the consummation of the Genco Merger, the Borrower may pay Dividends to Genco;

(b)           the Borrower (or following the consummation of the Genco Merger, Genco) may make, pay or declare cash Dividends; provided that, for all Dividends paid pursuant to this clause (b), (A) Dividends shall be paid within 90 days of the declaration thereof; (B) Dividends paid in respect of a fiscal quarter shall only be paid after the date of delivery of quarterly or annual financial statements for such fiscal quarter pursuant to Sections 7.01(a) and (b), as the case may be, and on or prior to 45 days after the last day of the immediately succeeding fiscal quarter, (C) no Default or Event of Default shall have occurred and be continuing at the time of declaration, (D) no Default or Event of Default shall have occurred and be continuing (or would arise after giving effect thereto) at the time of payment, and (E) on or prior to the declaration and payment of a Dividend, the Borrower (or following the consummation of the Genco Merger, Genco) shall deliver to the Administrative Agent an officer’s certificate signed by the senior financial officer of the Borrower (or following the consummation of the Genco Merger, Genco), certifying that the requirements set forth in preceding clauses (A) through (D) are satisfied;

(c)           the Borrower (or following the consummation of the Genco Merger, Genco) may purchase or redeem shares of common stock of the Borrower (or following the consummation of the Genco Merger, Genco) in market purchases under Rule 10b-18 or other purchases approved by the Borrower’s board of directors (or following the consummation of the Genco Merger, Genco’s), any committee thereof or any authorized officer; provided that (A) no Default or Event of Default shall have occurred and be continuing at the time of any such purchases, (B) no Default or Event of Default shall arise after giving effect to any such purchases and (C) the Borrower (or following the consummation of the Genco Merger, Genco) in the exercise of its rights under this Section 8.03(c) shall not be permitted to purchase or redeem shares beneficially owned directly or indirectly by Peter Georgiopoulos; and

(d)           the Borrower (or following the consummation of the Genco Merger, Genco) may authorize, declare and distribute a dividend of Rights (as such term is defined and which are convertible into other securities as set forth in the Shareholder Rights Agreement or, with respect to Genco, a shareholder rights agreement substantially similar to that shareholder rights agreement entered into as of April 11, 2007 and made between Genco and Mellon Investor Services LLC, as rights agent (the “Genco Shareholder Rights Agreement”)) as contemplated by the Shareholder Rights Agreement or the Genco Shareholder Rights Agreement, as applicable.

(l)                                     Section 8.07(a) of the Original Agreement is hereby amended and restated in its entirety as follows:

Minimum Liquidity.  The Borrower will not permit (A) prior to the consummation of the Genco Merger, the aggregate of all cash and Cash Equivalents held by the Borrower and its Subsidiaries and undrawn amounts available to the Borrower under the Revolving Loan Facility to be less than the product of US$750,000 multiplied by the number of vessels owned by the Borrower or any of its Subsidiaries at such time; provided that, an amount equal to US$500,000 multiplied by the number of Collateral Vessels shall at all times be (i) held with the Administrative Agent, (ii) undrawn under the Revolving Loan Facility or (iii) a combination of (i) and (ii) (the “Minimum Liquidity”) and (B) following the consummation of the Genco Merger, the aggregate of all cash and Cash Equivalents held by Genco and its Subsidiaries and undrawn amounts available to Genco and its Subsidiaries under undrawn working capital lines with an availability period of more than 6 months to be less than the product of US$750,000 multiplied by the number of vessels owned by Genco or any of its Subsidiaries at such time; provided, that an amount equal to US$750,000 multiplied by the number of Collateral Vessels shall at all times be (i) held with the Administrative Agent, (ii) undrawn under such working capital lines or (iii) a combination of (i) and (ii).

(m)                             Section 8.07(b) of the Original Agreement is hereby amended and restated in its entirety as follows:

Minimum Consolidated Net Worth.  (A) Prior to the consummation of the Genco Merger, the Borrower will not permit Consolidated Tangible Net Worth on the last day of any Test Period (beginning with the Test Period ending June 30, 2015) to be less than (a) US$270,150,000, plus (b) fifty per cent (50%) of the value of any primary offering of the Borrower occurring on or after March 31, 2015 and (B) following the consummation of the Genco Merger, Genco shall not, and the Borrower will procure that Genco shall not, permit Consolidated Tangible Net Worth on the last day of any Test Period to be less than (a) US$786,360,204 plus (b) fifty per cent (50%) of the value of any primary equity offerings of Genco completed after March 31, 2015.

(n)                                 Section 8.07(c) of the Original Agreement is hereby amended and restated in its entirety as follows:

Maximum Leverage Ratio.  As of the last day of each fiscal quarter, the Borrower (or following the consummation of the Genco Merger, Genco) will maintain a ratio of Financial Indebtedness (excluding available but undrawn working capital lines) to Value Adjusted Total Assets of not greater than 0.70 to 1:00 from and including June 30, 2015 and at all times thereafter measured as of the last day of each fiscal quarter.

(o)                                 Section 8.07(d) of the Original Agreement is hereby amended and restated in its entirety as follows:

Collateral Maintenance.  The Borrower will not permit the sum of (i) the Aggregate Appraised Value of the Collateral Vessels which have not been sold, transferred, lost or otherwise disposed of (it being understood that permitted chartering arrangements do not constitute disposals for this purpose) and (ii) any Additional Collateral (subparagraphs (i) and (ii) hereof, hereinafter referred to as, the “Collateral Maintenance Ratio”) (A) for the period, through and including the period ending December 31, 2015, to fall below an amount that is equal to 130% of the aggregate outstanding principal amount of the Loans (provided that upon the making of any advance under a Term Loan, the Collateral Maintenance Ratio shall not be permitted to fall below an amount that is equal to 140% of the aggregate outstanding principal amount of the Loans); and (B) thereafter to fall below an amount that is equal to 140% of the aggregate outstanding principal amount of the Loans; provided, further, that any non-compliance with this Section 8.07(d) shall not constitute an Event of Default, so long as within 60 days of the occurrence of such non-compliance, the Borrower shall either (x) post Additional Collateral (and shall during such period, and prior to satisfactory completion thereof, be diligently carrying out such actions) (it being agreed that (A) the “GENCO PIONEER” and the “GENCO PROGRESS” are hereby deemed satisfactory to the Required Lenders) and (B) in respect of any Fleet Vessel owned by Genco as of the Amendment No.1 Effective Date, if such Fleet Vessel is, at the time of its posting as Additional Collateral, (i) younger than 16 years in age, it shall be deemed satisfactory to the Required Lenders and (ii) 16 years or older in age, it shall be Additional Collateral only with the consent of the Administrative Agent acting at the instruction of the Required Lenders, such consent and instruction not to be unreasonably withheld), (y) prepay Loans in an amount sufficient to cure such non-compliance or (z) permanently reduce the Total Commitment;

(p)                                 A new Section 8.07(f) is hereby inserted into the Original Agreement as follows:

Following the consummation of the Genco Merger, for the avoidance of doubt, each of the financial covenants set forth in Sections 8.07(a) through (c) (and related financial definitions) shall be measured on a consolidated basis with respect to Genco and its Subsidiaries.

(q)                                 A new Section 8.11(c) is hereby inserted into the Original Agreement as follows:

Genco shall not without the prior written consent of the Administrative Agent make any substantial change to the general nature of its business from that carried on as of the date of the consummation of the Genco Merger.

(r)                                    A new Section 8.18 is hereby inserted into the Original Agreement as follows:

Application of Covenants and Events of Default after the Genco Merger.  Following the consummation of the Genco Merger, each of the covenants and events of default in the following Sections of this Agreement (and related definitions), in each case, giving effect to the baskets, carve-outs and other exceptions thereto, shall apply to Genco mutatis mutandis as if the phrase “the Borrower” or the word “Obligor” were replaced with the word “Genco” in such Sections and definitions, as the context may reasonably require; provided, that the same shall not apply to any Subsidiary of Genco (with the exception of Sections 9.05, 9.09 and 9.17), except to the extent (i) such Subsidiary is the Borrower or a Subsidiary of the Borrower and (ii) the baskets, carve-outs and other exceptions otherwise apply to “Subsidiaries”, as the context may reasonably require:

(i)  Affirmative Covenants:  Sections 7.01(c), (f), (g), (h), (i) and (j), 7.02 through 7.11, 7.19 and 7.21;

(ii)  Negative Covenants:  Sections 8.01, 8.02, 8.05, 8.06, 8.08(a), 8.16 and 8.17; and

(iii)  Events of Default:  Sections 9.02, 9.03, 9.05, 9.06, 9.08, 9.09, 9.13, 9.14, 9.16 through 9.19.

(s)                                   Section 9.04 of the Original Agreement is hereby amended by amending and restating such Section as follows:

Default Under Other Agreements.  (i)  The Borrower (or following the consummation of the Genco Merger, Genco) or any of its Subsidiaries shall default in any payment of any Financial Indebtedness (other than the Obligations) beyond the original period of grace, if any, provided in the instrument or agreement under which such Financial Indebtedness was created or (ii) the Borrower (or following the consummation of the Genco Merger, Genco) or any of its Subsidiaries shall default in the observance or performance of any agreement or condition relating to any Financial Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Financial Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Financial Indebtedness to become due prior to its stated maturity, or (iii) any Financial Indebtedness (other than the Obligations) of the Borrower (or following the consummation of the Genco Merger, Genco) or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by (x) a regularly scheduled required prepayment or (y) in connection with an asset sale, casualty or condemnation or other similar mandatory prepayment, prior to the stated maturity thereof, provided that it shall not be a Default or Event of Default under this Section 9.04 unless the aggregate principal amount of all Financial Indebtedness as described in preceding clauses (i) through (iii), inclusive, exceeds $5,000,000; or (iv) following the consummation of the Genco Merger, Genco shall default in the observance or performance of any agreement or condition contained in any of the Genco Existing Credit Agreements (as such document exists as of the Amendment No. 1

Effective Date subject to any modifications made in accordance with the terms of this Agreement), or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of Financial Indebtedness under any such Genco Existing Credit Agreements (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Financial Indebtedness to become due prior to its stated maturity;

7.     No Other Amendment.  All other terms and conditions of the Original Agreement shall remain in full force and effect and the Original Agreement shall be read and construed as if the terms of this Amendment were included therein by way of addition or substitution, as the case may be.

8.     Conditions Precedent to the Effectiveness of this Amendment.  The effectiveness of this Amendment shall be expressly subject to the following conditions precedent, unless otherwise waived by the Administrative Agent (acting at the instruction of the Required Lenders):

(a)                                 This Amendment.  The Borrower shall have duly executed and delivered this Amendment to the Administrative Agent.

(b)                                 Corporate Authority.  The Administrative Agent shall have received the following documents in form and substance satisfactory to the Administrative Agent and its legal advisers:

i.

copies, certified as true and complete by an officer of the Borrower, of the resolutions of its board of directors evidencing approval the transactions contemplated hereby and authorizing an appropriate officer or officers or attorney-in-fact or attorneys-in-fact to execute the same on its behalf;

ii.	certificate of the jurisdiction of incorporation of each Obligor as to the good standing thereof; and

iii.	confirmation that the Organizational Documents of each Obligor have not changed since the Closing Date.

(c)           Collateral Maintenance Covenant.  The Borrower shall provide copies of the current drafts of the amendments effecting changes to the collateral maintenance covenant relating to the other credit facilities of the Borrower or any of its Subsidiaries.

(d)           Genco Existing Credit Agreements.  The Borrower shall provide copies, certified as true and complete by an officer of the Borrower, of the Genco Existing Credit Agreements.

(e)           Officer’s Certificate.  The Borrower shall provide to the Administrative Agent an officer’s certificate certifying as to the matters set forth in Sections 2 and 3 of this Amendment.

(f)            Legal Opinions.  The Administrative Agent shall have received such legal opinions as it shall reasonably require.

(g)           Interest, Fees and Expenses Paid.  The Administrative Agent shall have received payment in full of all interest, fees and expenses (including reasonable legal fees) due under or in connection to the Original Agreement and this Amendment, including pursuant to that certain letter agreement, dated as of the date hereof, between the Borrower and the Administrative Agent.

9.     Covenants Relating to the Genco Merger.  (a) Upon the consummation of the Genco Merger, Genco shall:

(i) within three (3) Business Days thereof, deliver to the Administrative Agent an officer’s certificate certifying that the Genco Merger has been consummated in accordance with the terms of the Genco Merger Agreement, together with copies, certified as true and complete by an authorized officer of the Borrower, of the final documentation in respect of the Genco Merger and any other evidence that the Administrative Agent may require in its sole discretion in connection therewith,

(ii) within three (3) Business Days thereof, confirm, by way of a legal opinion, that the consummation of the Genco Merger does not conflict with the terms of any of the Genco Existing Credit Agreement (together with copies, certified as true and complete by an officer of the Borrower, of any amendments or waivers obtained in respect of any Genco Existing Credit Agreement to effect the Genco Merger, if any),

(iii) within 15 Business Days thereof (such time period to be extended in the sole discretion of the Administrative Agent (acting on the instructions of the Required Lenders)), Genco shall effect and maintain a listing on the New York Stock Exchange or such other reputable international stock exchange approved by the Administrative Agent (acting on the instructions of the Required Lenders) in writing, such approval not to be unreasonably withheld or delayed,

(iv) enter into a guaranty (the “Parent Guaranty”) in substantially the form attached hereto as Exhibit A, and

(v) within three (3) Business Days thereof, provide such other documents to be reasonably required by the Administrative Agent in connection with such Parent Guaranty (including those documents set forth in Sections 5.01(b), (c), (e), (g) and (h) of the Original Agreement and a customary legal opinion in form and substance reasonably satisfactory to the Administrative Agent).

(b)  The failure by Genco or the Borrower to comply with the requirements set forth in this Section 9 shall constitute an Event of Default.

10.  Collateral Maintenance Covenant.  The Borrower shall (i) within 3 Business Days after the Amendment No. 1 Effective Date (such time period to be extended in the reasonable discretion of the Administrative Agent (acting on the instructions of the Required Lenders)), consummate the amendments to its other credit facilities substantially upon the terms reflected in the drafts of such amendments provided to the Administrative Agent pursuant to Section 8(c) of this Amendment (and without any changes that are materially adverse to the interests of the Lenders) and (ii) promptly provide signed copies of such amendments, certified as true and complete by an authorized officer of the Borrower.

11.  Other Documents.  By the execution and delivery of this Amendment, the Borrower on behalf of itself and each other Obligor and the Lenders hereby consent and agree that all references in the Note and the Security Documents to the Original Agreement shall be deemed to refer to the Original Agreement as amended by this Amendment.  By the execution and delivery of this Amendment, each of the parties hereby consents and agrees that each of the Note and any other documents that has been executed in connection with the Original Agreement and each of the parties obligations under the Original Agreement shall remain in full force and effect notwithstanding the amendments contemplated hereby.

12.  Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws thereof other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York.

13.  Counterparts.  This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original but all such counterparts shall constitute but one and the same agreement.

14.  Headings; Amendment.  In this Amendment, section headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Amendment.  This Amendment cannot be amended other than by written agreement signed by the parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment by its duly authorized representative on the day and year first above written.

BALTIC TRADING LIMITED, as the Borrower

By:	/s/John Wobensmith
Name:	John Wobensmith
Title:

BALTIC BEAR LIMITED, as Subsidiary Guarantor

By:	/s/Apostolos Zafolias
Name:	Apostolos Zafolias
Title:

BALTIC BREEZE LIMITED, as Subsidiary Guarantor

By:	/s/Apostolos Zafolias
Name:	Apostolos Zafolias
Title:

BALTIC COUGAR LIMITED, as Subsidiary Guarantor

By:	/s/Apostolos Zafolias
Name:	Apostolos Zafolias
Title:

BALTIC COVE LIMITED, as Subsidiary Guarantor

By:	/s/Apostolos Zafolias
Name:	Apostolos Zafolias
Title:

BALTIC JAGUAR LIMITED, as Subsidiary Guarantor

By:	/s/Apostolos Zafolias
Name:	Apostolos Zafolias
Title:

BALTIC LEOPARD LIMITED, as Subsidiary Guarantor

By:	/s/Apostolos Zafolias
Name:	Apostolos Zafolias
Title:

BALTIC PANTHER LIMITED, as Subsidiary Guarantor

By:	/s/Apostolos Zafolias
Name:	Apostolos Zafolias
Title:

BALTIC WIND LIMITED, as Subsidiary Guarantor

By:	/s/Apostolos Zafolias
Name:	Apostolos Zafolias
Title:

BALTIC WOLF LIMITED, as Subsidiary Guarantor

By:	/s/Apostolos Zafolias
Name:	Apostolos Zafolias
Title:

NORDEA BANK FINLAND PLC, NEW YORK BRANCH
as Administrative, Security Agent and Lender

By:	/s/ Erik Havnik
	Name:	Erik Havnik
	Title:	Vice President

	By:	/s/ Gustaf Stael von Holstein
	Name:	Gustaf Stael von Holstein
	Title:	Head of Risk Management

SKANDINAVISKA ENSKILDA BANKEN AB (PUBL),
as Mandated Lead Arranger and as Lender

	By:	/s/ Ame Juell-Skielse	/s/ Henrik Herodes
	Name:	Ame Juell-Skielse	Henrik Herodes
Title: